EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of the following reports in the Registration Statement (Form S-1 No. 333-      ) and related Prospectus of The Kenan Advantage Group, Inc. for the registration of shares of its common stock:

Entity	Report Date
The Kenan Advantage Group, Inc.	March 19, 2004

Fuels Delivery Operations of Beneto, Inc.	March 24, 2004

Carl Klemm, Inc.	August 6, 2003

/s/ Ernst & Young LLP

Akron, Ohio

July 29, 2004